EXHIBIT 99.1

To Form 8-K dated April 23, 2009

NEWS RELEASE

SEACOAST BANKING CORPORATION OF FLORIDA

Dennis S. Hudson, III

Chairman and Chief Executive Officer

Seacoast Banking Corporation of Florida

(772) 288-6085

William R. Hahl

Executive Vice President/

Chief Financial Officer

 (772) 221-2825

SEACOAST REPORTS RESULTS FOR

FIRST QUARTER 2009

STUART, FL., April 23, 2009 – Seacoast Banking Corporation of Florida (NASDAQ-NMS:  SBCF), a bank holding company whose principal subsidiary is Seacoast National Bank, today reported a first quarter 2009 net loss of $4.8 million compared to a net loss of $22.6 million for the fourth quarter of 2008.  Including the impact of preferred stock of $937,000, the net loss applicable to common shareholders was $5.7 million or $0.30 per average common diluted share for the first quarter, compared to a net loss of $22.7 million or $1.19 per average common diluted share for the fourth quarter of 2008.  Credit costs which were improved over the final quarter of 2008 remained high, while core earnings increased significantly due to reduced deposit costs, margin improvements, improved residential mortgage production and reductions in expenses.

Other significant metrics for the first quarter 2009 include:

•	The estimated total risk based capital ratio was 14.0 percent, unchanged from year end 2008;
•	Tangible common equity to risk weighted assets was 7.08 percent unchanged from year end 2008;
•

Liquidity remains strong and stable, supported by a diverse local retail and commercial deposit base, no overnight borrowings and over $800 million in excess liquidity sources available at March 31, 2009;

•	Loan loss reserves increased to 1.99 percent compared to 1.22 percent at the end of the first quarter 2008;
•	Total revenues were $22.9 million in the first quarter, up $976,000 or 17.8 percent annualized compared to the fourth quarter 2008;
•	Residential mortgage applications increased by 121 percent from the fourth quarter of 2008 and 85 percent from the same quarter one year ago;
•

A total of 2,581 new personal checking accounts were opened in the first quarter 2009, an increase of 30.9 percent compared to the fourth quarter 2008 and 11.3 percent increase over the results for the first quarter 2008;

•	Average cost of deposits for the first quarter totaled 1.79 percent, down 34 basis points from the fourth quarter of 2008.

“We are beginning to see some signs of stability for residential real estate in our markets.  Transactions have increased and inventories are headed down, despite the continued large volume of foreclosures.   Most importantly, home prices are now showing some signs of firming in our markets and have achieved pricing levels associated with  affordability last seen prior to the housing bubble,” said Dennis S. Hudson, III, Chairman and Chief Executive Officer.  “While we made real progress this quarter with improved core earnings, we continued to experience relatively high levels of credit stress, which will likely continue for a while as the economy finds a bottom.”

Nonaccruing loans grew by $22.4 million from year end to $109.4 million or 6.7 percent of loans outstanding, in part due to stressed market conditions and also a ramping up of efforts to pursue troubled debt restructures with commercial and retail mortgage borrowers during the quarter.  The Company will pursue loan restructures in selected cases where we expect to achieve better liquidation values than may be expected through other traditional collection activities.  During the quarter, the Company also worked with retail mortgage customers, when possible, to achieve lower payment structures in an effort to avoid foreclosure.  A total of 93 applications were received seeking restructured mortgages compared to 37 in the fourth quarter 2008.     Troubled debt restructurings are part of the Company’s loss mitigation activities and can include rate reductions, payment extensions and principal deferment.  Company policy requires troubled debt restructures be classified as nonaccrual loans until (under certain circumstances) performance can be verified (typically six months).  Troubled debt restructures included in nonperforming loans totaled $32.9 million at March 31, 2009, of which $24.0 million were current in accordance with restructured terms.  At March 31, 2009, nonaccruing loans which totaled of $109.4 million have been written down by approximately $49.5 million or 31 percent of their original loan balance (including specific impairment reserves).

The unprecedented housing market decline and its impacts in Florida have for some time affected the Company’s performance.  Over the past two years, the Company has aggressively reduced its exposures to loan product types most exposed to the housing market decline.  For example, residential construction and land development loans which peaked at 20.2 percent of loans in the first quarter of 2007 have been reduced to 3.6 percent of loans (excluding loans classified as nonaccrual) as of March 31, 2009.  Other loan product types have been reduced as well, including commercial construction loans.  These reduced exposures have resulted from timely and aggressive collection efforts, charge-offs and the sale of distressed loan assets.  Loan sales over the past two years have totaled $119 million at an average price of approximately 64 percent of outstanding balances sold.  These activities, undertaken early in the housing downturn, resulted in high levels of charge-offs, but have in turn achieved a substantial reduction in risk to further valuation declines.  The cumulative loan charge-off rate since the beginning of 2007 is calculated in the table below:

(Dollars in thousands)
Cumulative charge-offs since 1/1/07	$104,754*
Gross loan balance, 12/31/06	$1,733,111
Cumulative charge-off rate since 1/1/07	6.04%
*Including specific loan loss allowances at March 31, 2009

Going forward, we anticipate loan sales will likely play a lesser role in connection with our loss mitigation efforts as we shift our focus to other strategies, including troubled debt restructures, where appropriate, for smaller commercial and consumer borrowers.

Operating earnings (before the provision for loan losses and income taxes) excluding one-time severance payments of $242,000 for the first quarter of 2009 totaled approximately $4.1 million, up from the $2.5 million earned in the fourth quarter 2008 which excludes one-time expenses totaling approximately $900,000.  This improvement results from increased net interest income as a result of lower costs for deposits and other interest bearing liabilities, and decreased noninterest expenses the result of the implemented overhead reductions announced at year end.

Net interest income (on a tax equivalent basis) was $18.2 million, up $706,000 or 16.1 percent annualized from the fourth quarter 2008.  The increase is a result of lower deposit costs and lower rates paid on all interest bearing liabilities, partially offset by a decline in loans, lower loan yields and higher nonperforming loans.  The net interest margin increased 12 basis points and totaled 3.44 percent compared to the fourth quarter 2008.

Noninterest income, excluding securities gains and losses totaled $4.8 million, up $269,000 or 6.0 percent linked quarter on improved mortgage banking fees, merchant income, marine finance fees, debit card and deposit based EFT income.  The revenues from these sources were partially offset by weaker revenues from wealth management, and with the economy in recession and unemployment increasing, the Company expects fees from this business to remain weak until the economy begins to improve.

Noninterest expenses totaled $19.1 million, down $1.3 million compared to the fourth quarter 2008. Total noninterest expenses, excluding legal and FDIC insurance premiums, declined approximately $859,000 or 4.9 percent, versus comparable noninterest expense amount for the first quarter of 2008.  As a result of loan sales last year and the decline in the number of loans in litigation, the Company announced last quarter it believed legal costs would be lower in 2009.  Legal costs remained elevated in the first quarter, but were modestly lower compared to the fourth quarter 2008.  Salaries and benefits (excluding one time severance payments) for the first quarter 2009 declined $1.5 million or 15.4 percent from a year ago.  Further overhead reductions are projected and should provide additional earning’s benefit going forward in the range of $1.3 to $1.5 million.

The Company’s retail core deposit focus has produced strong growth in core deposit customer relationships when compared to the prior year’s and last quarter’s results, and has resulted in increased balances which offset planned certificates of deposit runoff in the first quarter 2009.    The improved deposit mix and lower rates paid on interest bearing deposits during the first quarter reduced the overall cost of deposits to 2.11 percent, 39 basis points lower than in the fourth quarter 2008.

Lower interest rates and increased emphasis on residential lending significantly increased this quarter’s mortgage originations and mortgage banking fees.  A total of 383 applications were taken in the first quarter 2009 for total loans of $92 million, an increase of 210 applications and $54 million of loans from the fourth quarter.  Closed mortgage loans totaled $38 million for the quarter, $15 million higher than in the fourth quarter 2008.  A total of $20.5 million of residential mortgage loans were sold in the first quarter 2009, which increased mortgage banking income by $315,000 or 171.2 percent compared with the fourth quarter 2008, and a $131,000 or 35.6 percent increase over the same period in 2008.

While total deposits at quarter end March 31, 2009 were up slightly from year end 2008, the mix of deposits improved with certificates of deposits declining $28 million, other lower cost interest bearing deposits (“core”) increasing $25 million or 12.5 percent annualized, and demand deposits increasing $7 million or 9.5 percent annualized compared to the fourth quarter 2008.  The average cost of core deposits during the first quarter was 1.10 percent, down 43 basis points from the fourth quarter.  Certificate of deposit rates paid were also lower compared to the fourth quarter and totaled 3.25 percent during the first quarter, a decline of 34 basis points.  The average cost of total interest liabilities was down 47 basis points compared to the fourth quarter at 2.05 percent.

Average deposits totaled $1.81 billion for the first quarter 2009, $30 million lower compared to the fourth quarter 2008, due to the shifting of public fund customer deposit balances in late December to sweep repurchase agreements.  Total average deposits plus sweep repurchase agreements totaled $1.96 billion during the first quarter-end 2009, up $39 million or 8.2 percent annualized compared to the fourth quarter.  Average deposits declined $103 million or 5.4 percent compared to the same period in 2008 as a result of deposit declines in the Company’s central Florida region resulting from slower economic growth affecting the second half of 2008.  Average noninterest bearing deposits totaled $274.4 for the first quarter 2009, nearly unchanged from the fourth quarter 2008, but a decline of $49.0 million compared to the same period in 2008.  As a result of the low interest rate environment, customers have deposited more funds into certificates of deposit, while maintaining lower average balances in savings and other liquid deposit products that pay no interest or a lower interest rate.  This has been partially offset by our successful retail core deposit strategy implemented in early 2008.  As reported throughout 2008, the Company has experienced strong growth in core deposit customer relationships.  Total new bank households are up 20.7 percent annualized compared to the fourth quarter 2008.  New personal checking relationships have increased as a result of the retail deposit growth strategy, which has improved market share, increased average services per household and decreased customer attrition.  New personal checking household deposit balances for the first quarter increased $27 million or 7 percent linked quarter and average services per household have increased by 14 percent compared to a year ago.

Seacoast will host a conference call on Friday, April 24, 2009 at 9:30 a.m. (Eastern Time) to discuss the earnings results and business trends.  Investors may call in (toll-free) by dialing (866) 712-7678 (access code: 5861577; leader: Dennis S. Hudson).  Charts will be used during the conference call and may be accessed at Seacoast’s website at www.seacoastbanking.net by selecting “Presentations” under the heading “Investor Services”.  A replay of the call will be available for one month, beginning the afternoon of April 24, by dialing (877) 213-9653 (domestic), using the passcode 5861577.  Alternatively, individuals may listen to the live webcast of the presentation by visiting Seacoast’s website at www.seacoastbanking.net.  The link is located in the subsection “Presentations” under the heading “Investor Services”.  Beginning the afternoon of April 24, 2009, an archived version of the webcast can be accessed from this same subsection of the website.  The archived webcast will be available for one year.

Seacoast Banking Corporation of Florida has approximately $2.3 billion in assets.  It is one of the largest independent commercial banking organizations in Florida, headquartered on Florida’s Treasure Coast, one of the wealthiest and fastest growing areas in the nation.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls and for integration of banks that we have acquired, as well as statements with respect to Seacoast’s objectives, expectations and intentions and other statements that are not historical facts.  Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “support”, “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “further”, “point to,” “project,” “could,” “intend” or other similar words and expressions of the future.  These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, as well as legislative, tax and regulatory changes; changes in accounting policies, rules and practices; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses.  The risks of mergers and acquisitions, include, without limitation: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2008 under “Special Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors”, and otherwise in our SEC reports and filings.  Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http://www.sec.gov.

FINANCIAL HIGHLIGHTS	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

		Three Months Ended
(Dollars in thousands,		March 31,
except per share data)		2009	2008

Summary of Earnings
Net income (loss)		$(4,760)	$1,763
Net income (loss) available to common shareholders		(5,697)	1,763
Net interest income (1)		18,241	20,562

Performance Ratios
Return on average assets-GAAP basis (2),(3)		(0.83)%	0.30%
Return on average tangible assets (2),(3),(4)		(0.82)	0.34

Return on average shareholders' equity–GAAP basis (2), (3)		(8.83)	3.28

Net interest margin (1),(2)		3.44	3.74

Per Share Data
Net income (loss) diluted-GAAP basis		$(0.30)	$0.09
Net income (loss) basic-GAAP basis		(0.30)	0.09

Cash dividends declared		0.01	0.16

(1)  Calculated on a fully taxable equivalent basis using amortized cost.

(2)  These ratios are stated on an annualized basis and are not necessarily indicative of future periods.

(3) The calculations of ROA and ROE do not include the mark-to-market unrealized gains (losses) because the unrealized gains (losses) are not included in net income.

(4)

The Company believes that return on average assets and equity excluding the impacts of noncash amortization expense on intangible assets is a better measurement of the Company’s trend in earnings growth.

FINANCIAL HIGHLIGHTS (cont’d)	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	March 31,		Increase/
(Dollars in thousands, except per share data)	2009	2008	(Decrease)
Credit Analysis
Net charge-offs year-to-date	$8,540	$4,401	94.0%
Net charge-offs to average loans	2.07%	0.93%	122.6
Loan loss provision year-to-date	$11,652	$5,500	111.9
Allowance to loans at end of period	1.99%	1.22%	63.1

Nonperforming loans	$109,381	$64,730	69.0
Other real estate owned	12,684	940	1,249.7
Total nonperforming assets	$122,065	$65,670	85.9

Restructured loans (accruing)	$3,309	$11	n/m

Nonperforming assets to loans and other real estate owned at end of period	7.42%	3.50%	112.0

Nonperforming assets to total assets	5.29%	2.74%	93.1

Selected Financial Data
Total assets	$2,308,933	$2,393,357	(3.5)
Securities – trading (at fair value)	0	8,994	(100.0)
Securities – available for sale (at fair value)	349,181	254,395	37.3
Securities – held for investment (at amortized cost)	26,655	31,061	(14.2)
Net loans	1,600,077	1,854,968	(13.7)
Deposits	1,814,308	1,945,738	(6.8)
Total shareholders’ equity	213,706	214,953	(0.6)
Common shareholders’ equity	169,606	214,953	(21.1)
Book value per share common	8.86	11.25	(21.2)
Tangible book value per share	8.29	8.31	(0.2)
Tangible common book value per share	5.99	8.31	(27.9)
Average shareholders’ equity to average assets	9.45%	9.17%	3.1
Tangible common equity to tangible assets	5.09	6.80	(25.1)

Average Balances (Year-to-Date)
Total assets	$2,313,125	$2,357,528	(1.9)
Less: intangible assets	55,033	56,291	(2.2)
Total average tangible assets	$2,258,093	$2,301,237	(1.9)

Total equity	$218,609	$216,283	1.1
Less: intangible assets	55,033	56,291	(2.2)
Total average tangible equity	$163,577	$159,992	2.2

n/m = not meaningful

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Three Months Ended
	March 31,
(Dollars in thousands, except per share data)	2009	2008

Interest on securities:
Taxable	$3,920	$3,586
Nontaxable	84	90
Interest and fees on loans	23,160	31,182
Interest on federal funds sold and other investments	148	297
Total Interest Income	27,312	35,155

Interest on deposits	2,229	5,805
Interest on time certificates	5,758	6,773
Interest on borrowed money	1,151	2,092
Total Interest Expense	9,138	14,670

Net Interest Income	18,174	20,485
Provision for loan losses	11,652	5,500
Net Interest Income After Provision for Loan Losses	6,522	14,985

Noninterest income:
Service charges on deposit accounts	1,585	1,850
Trust income	558	582
Mortgage banking fees	499	368
Brokerage commissions and fees	381	683
Marine finance fees	345	685
Debit card income	608	611
Other deposit based EFT fees	94	108
Merchant income	536	735
Other	150	540
Total Noninterest Income	4,756	6,162

Noninterest expenses:
Salaries and wages	6,888	7,935
Employee benefits	1,782	2,025
Outsourced data processing costs	1,891	2,014
Telephone / data lines	484	438
Occupancy	2,154	1,843
Furniture and equipment	651	688
Marketing	488	598
Legal and professional fees	1,392	926
FDIC assessments	877	59
Amortization of intangibles	315	315
Other	2,187	1,843
Total Noninterest Expenses	19,109	18,684

Income (Loss) Before Income Taxes	(7,831)	2,463
Provision (benefit) for income taxes	(3,071)	700

Net Income (Loss)	(4,760)	1,763
Preferred stock dividends and accretion on preferred stock discount	937	0
Net Income (Loss) Available to Common
Shareholders	$(5,697)	$1,763

Per share of common stock:
Net income (loss) diluted	$(0.30)	$0.09
Net income (loss) basic	(0.30)	0.09
Cash dividends declared	0.01	0.16

Average diluted shares outstanding	19,069,437	19,046,420
Average basic shares outstanding	19,069,437	18,928,375

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	March 31,	December 31,	March 31,
(Dollars in thousands, except share amounts)	2009	2008	2008

Assets
Cash and due from banks	$39,260	$46,002	$64,287
Federal funds sold	4,919	4,605	35,217
Interest bearing deposits with other banks	105,312	100,585	0
Total Cash and Cash Equivalents	149,491	151,192	99,504
Securities:
Trading (at fair value)	0	0	8,994
Available for sale (at fair value)	349,181	318,030	254,395
Held for investment (at amortized cost)	26,655	27,871	31,061
Total Securities	375,836	345,901	294,450

Loans available for sale	8,196	2,165	3,889

Loans, net of unearned income	1,632,577	1,676,728	1,877,968
Less: allowance for loan losses	(32,500)	(29,388)	(23,000)
Net Loans	1,600,077	1,647,340	1,854,968

Bank premises and equipment, net	43,685	44,122	42,403
Other real estate owned	12,684	5,035	940
Goodwill and other intangible assets	54,879	55,193	56,137
Other assets	64,085	63,488	41,066
	$2,308,933	$2,314,436	$2,393,357
Liabilities and Shareholders’ Equity
Liabilities
Deposits
Demand deposits (noninterest bearing)	$281,809	$275,262	$329,626
Savings deposits	827,251	802,201	986,794
Other time deposits	335,251	326,473	341,293
Brokered time deposits	72,872	100,463	0
Time certificates of $100,000 or more	297,125	306,042	288,025
Total Deposits	1,814,308	1,810,441	1,945,738

Federal funds purchased and securities sold under agreements to repurchase, maturing within 30 days	152,947	157,496	94,895
Borrowed funds	65,239	65,302
Subordinated debt	53,610	53,610	53,610
Other liabilities	9,123	11,586	18,854
	2,095,227	2,098,435	2,178,404

Shareholders' Equity
Preferred stock	44,100	43,787	0
Common stock	1,915	1,928	1,919
Additional paid in capital	100,005	99,788	91,288
Retained earnings	64,625	70,278	121,127
Treasury stock	(1,824)	(1,839)	(1,134)
	208,821	213,942	213,200
Accumulated other comprehensive income, net	4,885	2,059	1,753
Total Shareholders’ Equity	213,706	216,001	214,953
	$2,308,933	$2,314,436	$2,393,357

Common Shares Outstanding	19,149,828	19,171,779	19,114,879

Note:  The balance sheet at December 31, 2008 has been derived from the audited financial statements at that date.

CONSOLIDATED QUARTERLY FINANCIAL DATA (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES
	Quarters
	2009	2008			Last 12
(Dollars in thousands, except per share data)	First	Fourth	Third	Second	Months
Net loss	$ (4,760)	$(22,596)	$(3,448)	$(21,316)	$(52,120)

Operating Ratios
Return on average assets-GAAP basis (2),(3)	(0.83)%	(3.99)%	(0.60)%	(3.65)%	(2.27)%
Return on average tangible assets (2),(3),(4)	(0.82)	(4.05)	(0.58)	(3.70)	(2.29)
Return on average shareholders' equity- GAAP basis (2),(3)	(8.83)	(45.92)	(7.13)	(39.79)	(25.37)

Net interest margin (1),(2)	3.44	3.32	3.57	3.69	3.50
Average equity to average assets	9.45	8.68	8.43	9.17	8.93

Credit Analysis
Net charge-offs	$ 8,540	$33,916	$9,290	$33,541	$85,287
Net charge-offs to average loans	2.07%	7.76%	2.06%	7.28%	4.83%
Loan loss provision	$ 11,652	$30,656	$10,241	$42,237	$94,786
Allowance to loans at end of period	1.99%	1.75%	1.87%	1.75%

Restructured Loans (accruing)	$ 3,309	$12,616	$10	$11

Nonperforming loans	$ 109,381	$86,970	$75,793	$76,224
Other real estate owned	12,684	5,035	4,551	4,547
Nonperforming assets	$ 122,065	$92,005	$80,344	$80,771
Nonperforming assets to loans and other real estate owned at end of period	7.42%	5.47%	4.60%	4.45%
Nonperforming assets to total assets	5.29	3.97	3.61	3.52
Nonaccrual loans and accruing loans 90 days or more past due to loans outstanding at end of period	6.97	5.30	4.42	4.23

Per Share Common Stock
Net income (loss) diluted-GAAP basis	$ (0.30)	$(1.19)	$(0.18)	$(1.12)	$(2.79)
Net income (loss) basic-GAAP basis	(0.30)	(1.19)	(0.18)	(1.12)	(2.79)

Cash dividends declared	0.01	0.01	0.01	0.16	0.19
Book value per share common	8.86	8.98	9.59	9.90

Average Balances	$2,313,125	$2,255,036	$2,282,821	$2,349,749
Total assets	$2,313,125	$2,255,036	$2,282,821	$2,349,749
Less: Intangible assets	55,033	55,346	55,662	55,976

Total average tangible assets	2,258,093	2,199,690	$2,227,159	$2,293,773
Total equity	$218,609	$195,770	$192,469	$215,448
Less: Intangible assets	55,033	55,346	55,662	55,976
Total average tangible equity	$163,576	$140,424	$136,807	$159,472

 (1)

Calculated on a fully taxable equivalent basis using amortized cost.

(2)

These ratios are stated on an annualized basis and are not necessarily indicative of future periods.

(3)

The calculations of ROA and ROE do not include the mark-to-market unrealized gains (losses) because the unrealized gains (losses) on available for sale securities are not included in net income.

(4)

The Company believes that return on average assets and equity excluding the impacts of noncash amortization expense on intangible assets is a better measurement of the Company’s trend in earnings growth.

CONSOLIDATED QUARTERLY FINANCIAL DATA (Unaudited) (continued)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

(Dollars in thousands)

SECURITIES	March 31, 2009	December 31, 2008	March 31, 2008

U.S. Treasury and U.S. Government Agencies	$0	$0	$8,994
Securities Trading	0	0	8,994

U.S. Treasury and U.S. Government Agencies	21,143	22,380	22,699
Mortgage-backed	322,787	290,423	226,498
Obligations of states and political subdivisions	2,046	2,070	2,072
Other securities	3,205	3,157	3,126
Securities Available for Sale	349,181	318,030	254,395

Mortgage-backed	21,033	22,248	24,918
Obligations of states and political subdivisions	5,622	5,623	6,143
Securities Held for Investment	26,655	27,871	31,061
Total Securities	$375,836	$345,901	$294,450

LOANS	March 31, 2009	December 31, 2008	March 31, 2008

Construction and land development	$368,832	$395,243	$593,992
Real estate mortgage	1,116,616	1,125,465	1,104,675
Installment loans to individuals	71,440	72,908	84,926
Commercial and financial	75,448	82,765	93,933
Other loans	241	347	442
Total Loans	$1,632,577	$1,676,728	$1,877,968

AVERAGE BALANCES, YIELDS AND RATES (1) (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2009		2008
	First Quarter		Fourth Quarter		First Quarter
	Average	Yield/	Average	Yield/	Average	Yield/
(Dollars in thousands)	Balance	Rate	Balance	Rate	Balance	Rate
Assets
Earning assets:
Securities:
Taxable	$ 351,286	4.46%	$ 299,410	4.89%	$ 280,487	5.11%
Nontaxable	7,646	6.59	7,886	5.93	8,166	6.51
Total Securities	358,932	4.51	307,296	4.92	288,653	5.15

Federal funds sold and other
investments	121,633	0.49	55,101	1.09	26,311	4.54

Loans, net	1,670,353	5.63	1,737,896	5.68	1,897,625	6.62

Total Earning Assets	2,150,918	5.16	2,100,293	5.45	2,212,589	6.40

Allowance for loan losses	(31,392)		(31,489)		(22,563)
Cash and due from banks	33,665		36,743		46,614
Premises and equipment	44,128		44,121		42,029
Other assets	115,806		105,368		78,859

Liabilities and Shareholders' Equity	$ 2,313,125		$2,255,036		$2,357,528

Interest-bearing liabilities:
NOW	$ 53,373	0.57%	$ 56,161	1.23%	65,752	2.41%
Savings deposits	99,712	0.56	99,155	0.64	104,591	0.70
Money market accounts	664,946	1.23	670,094	1.69	818,920	2.57
Time deposits	718,008	3.25	737,906	3.59	600,704	4.53
Federal funds purchased and other short term borrowings	154,185	0.49	88,253	0.83	103,541	2.45
Other borrowings	118,894	3.28	118,697	4.01	118,839	4.94

Total Interest-Bearing Liabilities	1,809,118	2.05	1,770,266	2.52	1,812,347	3.26

Demand deposits (noninterest-bearing)	274,363		276,759		323,363
Other liabilities	11,035		12,241		5,535
Total Liabilities	2,094,516		2,059,266		2,141,245

Shareholders' equity	218,609		195,770		216,283

	$2,313,125		$2,255,036		$2,357,528

Interest expense as a % of earning assets		1.72%		2.12%		2.67%
Net interest income as a % of earning assets		3.44		3.32		3.74

(1)  On a fully taxable equivalent basis.  All yields and rates have been computed on an annualized basis using amortized cost.  Fees on loans have been included in interest on loans.  Nonaccrual loans are included in loan balances.

QUARTERLY TRENDS – LOANS AT END OF PERIOD (Unaudited) (Dollars in Millions)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

		2009	Nonperforming

		1st Qtr	1st Qtr	Number
Construction and Land Development
Residential:
Condominiums	>$4 million	$ 8.4	-	-
	<$4 million	7.9	$ 2.4	1

Town homes	>$4 million	-	-	-
	<$4 million	4.2	3.9	2

Single Family Residences	>$4 million	6.6	-	-
	<$4 million	13.9	5.7	9

Single Family Land & Lots	>$4 million	21.8	21.8	3
	<$4 million	29.6	12.4	17

Multifamily	>$4 million	7.8	7.8	1
	<$4 million	17.0	4.1	5

TOTAL	>$4 million	44.6	29.6	4
TOTAL	<$4 million	72.6	28.5	34

GRAND TOTAL		$117.2	$58.1	38

QUARTERLY TRENDS – LOANS AT END OF PERIOD (Unaudited) (Dollars in Millions)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

			2008

		1st Qtr	2nd Qtr	3rd Qtr	4th Qtr
Construction and Land Development
Residential:
Condominiums	>$4 million	$ 30.6	$ 26.3	$ 19.6	$ 8.6
	<$4 million	26.6	21.1	13.0	8.8

Town homes	>$4 million	19.4	17.1	17.1	-
	<$4 million	4.4	2.9	4.6	6.1

Single Family Residences	>$4 million	20.8	21.2	13.5	11.9
	<$4 million	35.9	28.3	23.7	14.9

Single Family Land & Lots	>$4 million	85.1	64.3	40.3	22.1
	<$4 million	27.0	30.8	29.9	30.7

Multifamily	>$4 million	7.8	7.8	7.8	7.8
	<$4 million	24.8	26.2	22.9	19.0

TOTAL	>$4 million	163.7	136.7	98.3	50.4
TOTAL	<$4 million	118.7	109.3	94.1	79.5

GRAND TOTAL		$282.4	$246.0	$192.4	$129.9

QUARTERLY TRENDS – LOANS AT END OF PERIOD (Unaudited) (Dollars in Millions)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2006	2007
	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr
Construction and land development
Residential
Condominiums	$ 94.8	$ 84.4	$ 74.2	$ 72.5	$ 60.2
Townhomes	10.4	9.9	11.3	25.0	25.0
Single family residences	80.3	100.9	66.6	63.9	59.0
Single family land and lots	106.3	107.7	129.0	128.4	116.4
Multifamily	48.2	48.7	46.6	33.8	34.5
	340.0	351.6	327.7	323.6	295.1

Commercial
Office buildings	14.1	17.6	19.2	22.4	30.9
Retail trade	16.1	12.5	26.4	50.2	69.0
Land	93.5	93.4	99.4	86.2	82.6
Industrial	6.3	8.9	13.1	16.9	13.0
Healthcare	2.0	2.5	3.0	1.0	1.0
Churches and educational facilities	2.1	1.8	1.9	1.9	-
Lodging	2.1	4.8	11.2	11.2	11.2
Convenience stores	0.5	0.5	1.0	1.4	1.7
Marina	2.2	2.2	2.2	21.9	23.1
Other	0.9	2.8	12.8	8.6	9.9
	139.8	147.0	190.2	221.7	242.4

Individuals
Lot loans	40.6	40.5	40.0	40.7	39.4
Construction	50.7	41.7	43.6	41.0	32.7
	91.3	82.2	83.6	81.7	72.1
Total construction and land development	571.1	580.8	601.5	627.0	609.6

Real estate mortgages
Residential real estate
Adjustable	277.7	285.4	298.4	313.0	319.5
Fixed rate	87.9	87.9	87.6	88.1	87.5
Home equity mortgages	95.9	97.3	90.0	90.8	91.4
Home equity lines	50.9	51.4	56.6	55.1	59.1
	512.4	522.0	532.6	547.0	557.5

Commercial real estate
Office buildings	109.2	113.4	116.1	125.6	131.7
Retail trade	50.9	62.0	62.8	74.9	76.2
Land	-	-	-	2.6	5.3
Industrial	64.3	66.3	84.7	100.2	105.5
Healthcare	40.7	40.5	39.7	33.2	32.4
Churches and educational facilities	32.3	32.9	32.7	36.0	40.2
Recreation	4.4	4.4	4.5	4.7	3.0
Multifamily	9.9	8.4	10.4	11.3	13.8
Mobile home parks	6.0	3.0	4.0	4.0	3.9
Lodging	19.1	16.9	16.8	22.3	22.7
Restaurant	11.7	11.2	9.6	7.2	8.2
Agricultural	26.1	24.5	23.4	19.6	12.9
Convenience stores	22.0	22.2	23.6	23.5	23.2
Other	40.8	38.8	30.5	39.7	38.3
	437.4	444.5	458.8	504.8	517.3
Total real estate mortgages	949.8	966.5	991.4	1,051.8	1,074.8

Commercial & financial	128.1	112.1	139.0	135.1	126.7

Installment loans to individuals
Automobile and trucks	22.3	23.3	23.6	24.8	25.0
Marine loans	32.5	30.1	26.6	24.8	33.2
Other	28.6	29.8	29.4	29.0	28.2
	83.4	83.2	79.6	78.6	86.4

Other	0.7	0.7	1.6	0.6	0.9
	$1,733.1	$1,743.3	$1,813.1	$1,893.1	$1,898.4

QUARTERLY TRENDS – LOANS AT END OF PERIOD (continued) (Unaudited) (Dollars in Millions)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2008				2009
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr
Construction and land development
Residential
Condominiums	$ 57.2	$ 47.4	$ 32.6	$ 17.4	$ 16.3
Townhomes	23.8	20.0	21.7	6.1	4.2
Single family residences	56.7	49.5	37.2	26.8	20.5
Single family land and lots	112.1	95.1	70.2	52.8	51.4
Multifamily	32.6	34.0	30.7	26.8	24.8
	282.4	246.0	192.4	129.9	117.2

Commercial
Office buildings	29.1	31.1	27.8	17.3	17.4
Retail trade	60.4	63.6	68.5	68.7	70.0
Land	92.5	75.4	73.9	73.3	60.9
Industrial	16.9	20.8	20.7	13.3	9.0
Healthcare	1.0	1.0	-	-	5.7
Churches and educational facilities	-	0.1	-	-	-
Lodging	-	-	-	-	0.6
Convenience stores	1.8	-	-	-	-
Marina	26.8	28.9	30.5	30.7	31.6
Other	11.3	6.3	5.4	6.0	6.2
	239.8	227.2	226.8	209.3	201.4

Individuals
Lot loans	39.4	40.0	38.4	35.7	34.0
Construction	32.4	27.1	27.4	20.3	16.2
	71.8	67.1	65.8	56.0	50.2
Total construction and land development	594.0	540.3	485.0	395.2	368.8

Real estate mortgages
Residential real estate
Adjustable	317.6	318.8	316.5	329.0	333.1
Fixed rate	89.1	90.2	93.4	95.5	90.8
Home equity mortgages	91.7	93.1	84.3	84.8	85.5
Home equity lines	56.3	59.4	59.7	58.5	60.3
	554.7	561.5	553.9	567.8	569.7

Commercial real estate
Office buildings	144.3	142.3	143.6	146.4	140.6
Retail trade	83.8	93.5	101.6	111.9	109.1
Land	-	-	0.6	-	-
Industrial	104.3	93.3	92.2	94.7	95.3
Healthcare	39.9	33.6	31.6	29.2	28.3
Churches and educational facilities	40.2	36.5	35.6	35.2	34.8
Recreation	2.8	1.8	1.8	1.7	1.7
Multifamily	20.0	19.1	19.2	27.2	27.2
Mobile home parks	3.2	3.1	3.1	3.0	3.0
Lodging	27.9	28.0	26.7	26.6	26.3
Restaurant	8.0	9.0	8.6	6.2	6.1
Agricultural	12.4	9.0	8.7	8.5	8.2
Convenience stores	23.1	24.9	23.6	23.5	23.3
Other	40.1	41.6	42.5	43.6	43.0
	550.0	535.7	539.4	557.7	546.9
Total real estate mortgages	1,104.7	1,097.2	1,093.3	1,125.5	1,116.6

Commercial & financial	93.9	94.8	88.5	82.8	75.5

Installment loans to individuals
Automobile and trucks	24.1	23.0	21.9	20.8	19.4
Marine loans	33.3	25.2	26.0	26.0	26.3
Other	27.5	27.9	27.4	26.1	25.7
	84.9	76.1	75.3	72.9	71.4

Other	0.5	0.4	0.5	0.3	0.3
	$1,878.0	$1,808.8	$1,742.6	$1,676.7	$1,623.6

QUARTERLY TRENDS – INCREASE (DECREASE) IN LOANS BY QUARTER (Unaudited) (Dollars in Millions)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2007
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr
Construction and land development
Residential
Condominiums	$ (10.4)	$ (10.2)	$ (1.7)	$ (12.3)
Townhomes	(0.5)	1.4	13.7	-
Single family residences	20.6	(34.3)	(2.7)	(4.9)
Single family land and lots	1.4	21.3	(0.6)	(12.0)
Multifamily	0.5	(2.1)	(12.8)	0.7
	11.6	(23.9)	(4.1)	(28.5)
Commercial
Office buildings	3.5	1.6	3.2	8.5
Retail trade	(3.6)	13.9	23.8	18.8
Land	(0.1)	6.0	(13.2)	(3.6)
Industrial	2.6	4.2	3.8	(3.9)
Healthcare	0.5	0.5	(2.0)	-
Churches and educational facilities	(0.3)	0.1	-	(1.9)
Lodging	2.7	6.4	-	-
Convenience stores	-	0.5	0.4	0.3
Marina	-	-	19.7	1.2
Other	1.9	10.0	(4.2)	1.3
	7.2	43.2	31.5	20.7
Individuals
Lot loans	(0.1)	(0.5)	0.7	(1.3)
Construction	(9.0)	1.9	(2.6)	(8.3)
	(9.1)	1.4	(1.9)	(9.6)
Total construction and land development	9.7	20.7	25.5	(17.4)

Real estate mortgages
Residential real estate
Adjustable	7.7	13.0	14.6	6.5
Fixed rate	-	(0.3)	0.5	(0.6)
Home equity mortgages	1.4	(7.3)	0.8	0.6
Home equity lines	0.5	5.2	(1.5)	4.0
	9.6	10.6	14.4	10.5
Commercial real estate
Office buildings	4.2	2.7	9.5	6.1
Retail trade	11.1	0.8	12.1	1.3
Land	-	-	2.6	2.7
Industrial	2.0	18.4	15.5	5.3
Healthcare	(0.2)	(0.8)	(6.5)	(0.8)
Churches and educational facilities	0.6	(0.2)	3.3	4.2
Recreation	-	0.1	0.2	(1.7)
Multifamily	(1.5)	2.0	0.9	2.5
Mobile home parks	(3.0)	1.0	-	(0.1)
Lodging	(2.2)	(0.1)	5.5	0.4
Restaurant	(0.5)	(1.6)	(2.4)	1.0
Agricultural	(1.6)	(1.1)	(3.8)	(6.7)
Convenience stores	0.2	1.4	(0.1)	(0.3)
Other	(2.0)	(8.3)	9.2	(1.4)
	7.1	14.3	46.0	12.5
Total real estate mortgages	16.7	24.9	60.4	23.0

Commercial & financial	(16.0)	26.9	(3.9)	(8.4)

Installment loans to individuals
Automobile and trucks	1.0	0.3	1.2	0.2
Marine loans	(2.4)	(3.5)	(1.8)	8.4
Other	1.2	(0.4)	(0.4)	(0.8)
	(0.2)	(3.6)	(1.0)	7.8

Other	-	0.9	(1.0)	0.3
	$ 10.2	$ 69.8	$ 80.0	$ 5.3

QUARTERLY TRENDS – INCREASE (DECREASE) IN LOANS BY QUARTER (cont’d) (Dollars in Millions) (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2008				2009
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr
Construction and land development
Residential
Condominiums	$ (3.0)	$ (9.8)	$ (14.8)	$ (15.2)	$ (1.1)
Townhomes	(1.2)	(3.8)	1.7	(15.6)	(1.9)
Single family residences	(2.3)	(7.2)	(12.3)	(10.4)	(6.3)
Single family land and lots	(4.3)	(17.0)	(24.9)	(17.4)	(1.4)
Multifamily	(1.9)	1.4	(3.3)	(3.9)	(2.0)
	(12.7)	(36.4)	(53.6)	(62.5)	(12.7)
Commercial
Office buildings	(1.8)	2.0	(3.3)	(10.5)	0.1
Retail trade	(8.6)	3.2	4.9	0.2	1.3
Land	9.9	(17.1)	(1.5)	(0.6)	(12.4)
Industrial	3.9	3.9	(0.1)	(7.4)	(4.3)
Healthcare	-	-	(1.0)	-	5.7
Churches and educational facilities	-	0.1	(0.1)	-	-
Lodging	(11.2)	-	-	-	0.6
Convenience stores	0.1	(1.8)	-	-	-
Marina	3.7	2.1	1.6	0.2	0.9
Other	1.4	(5.0)	(0.9)	0.6	0.2
	(2.6)	(12.6)	(0.4)	(17.5)	(7.9)
Individuals
Lot loans	-	0.6	(1.6)	(2.7)	(1.7)
Construction	(0.3)	(5.3)	0.3	(7.1)	(4.1)
	(0.3)	(4.7)	(1.3)	(9.8)	(5.8)
Total construction and land development	(15.6)	(53.7)	(55.3)	(89.8)	(26.4)

Real estate mortgages
Residential real estate
Adjustable	(1.9)	1.2	(2.3)	12.5	4.1
Fixed rate	1.6	1.1	3.2	2.1	(4.7)
Home equity mortgages	0.3	1.4	(8.8)	0.5	0.7
Home equity lines	(2.8)	3.1	0.3	(1.2)	1.8
	(2.8)	6.8	(7.6)	13.9	1.9
Commercial real estate
Office buildings	12.6	(2.0)	1.3	2.8	(5.8)
Retail trade	7.6	9.7	8.1	10.3	(2.8)
Land	(5.3)	-	0.6	(0.6)	-
Industrial	(1.2)	(11.0)	(1.1)	2.5	0.6
Healthcare	7.5	(6.3)	(2.0)	(2.4)	(0.9)
Churches and educational facilities	-	(3.7)	(0.9)	(0.4)	(0.4)
Recreation	(0.2)	(1.0)	-	(0.1)	-
Multifamily	6.2	(0.9)	0.1	8.0	-
Mobile home parks	(0.7)	(0.1)	-	(0.1)	-
Lodging	5.2	0.1	(1.3)	(0.1)	(0.3)
Restaurant	(0.2)	1.0	(0.4)	(2.4)	(0.1)
Agricultural	(0.5)	(3.4)	(0.3)	(0.2)	(0.3)
Convenience stores	(0.1)	1.8	(1.3)	(0.1)	(0.2)
Other	1.8	1.5	0.9	1.1	(0.6)
	32.7	(14.3)	3.7	18.3	(10.8)
Total real estate mortgages	29.9	(7.5)	(3.9)	32.2	(8.9)

Commercial & financial	(32.8)	0.9	(6.3)	(5.7)	(7.3)

Installment loans to individuals
Automobile and trucks	(0.9)	(1.1)	(1.1)	(1.1)	(1.4)
Marine loans	0.1	(8.1)	0.8	-	0.3
Other	(0.7)	0.4	(0.5)	(1.3)	(0.4)
	(1.5)	(8.8)	(0.8)	(2.4)	(1.5)

Other	(0.4)	(0.1)	0.1	(0.2)	-
	$ (20.4)	$ (69.2)	$ (66.2)	$ (65.9)	$ (44.1)